EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference this Registration Statement on Form S-8 of Vivakor, Inc. of our report dated July 8, 2009 except for Note 15 as to which the date is August 11, 2009, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Vivakor, Inc. for the year ended December 31, 2008 and Prospectus on Form S-1 (No. 333-161302).

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa
January 15, 2010